UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2008

DAIRY FRESH FARMS INC.

Nevada	333-111486	98-0407549
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

413 Churchill Avenue N. Ottawa, Ontario, Canada	K1Z 5C7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 613-724-2484
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2008, the Board of Directors of Dairy Fresh Farms, Inc. appointed Dr. Simon Phaneuf MD, MBA to the Board of Directors of Dairy Fresh Farms, Inc.

Dr. Phaneuf’s biography is a follows:

Simon Phaneuf MD, MBA: From 1998 through 2003, Dr. Phaneuf was the founder of Advanced Therapeutic Technologies, a medical device company. From 2003 through 2005, Dr. Phaneuf was vice-president of business development for Biogentis a Québec Biotech firm. From 2007 through the present, Dr. Phaneuf has been the Vice-President of Finance for Guardian Angel Foods. Dr. Phaneuf retains board positions on a number of private and public companies. Dr. Phaneuf holds an M.D. degree from Université de Montréal and is certified both in family medicine and emergency medicine. Dr. Phaneuf also holds a finance MBA from Sherbrooke University.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 29, 2008

Dairy Fresh Farms, Inc.

By:	/s/ Ian Morrice
Ian Morrice Chief Executive Officer, Director